EXHIBIT 24.1

ASSURANT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of Assurant, Inc., a Delaware corporation , hereby constitute and appoint J. Kerry Clayton, Robert B. Pollock, John Sondej, Katherine Greenzang and Douglas R. Lowe, and each of them, the individual’s true and lawful attorneys-in –fact and in his or her name, place and stead, in any and all capacities, to sign the Assurant, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and to file the same with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them full power and authority, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ J. Kerry Clayton J. Kerry Clayton	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert B. Pollock Robert B. Pollock	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John A. Sondej John A. Sondej	Senior Vice President, Controller (Principal Accounting Officer)

/s/ John Michael Palms	Director
John Michael Palms

Assurant, Inc.
Power of Attorney
Page Two

/s/ Michel Baise	Director
Michel Baise

/s/ Robert J. Blendon	Director
Robert J. Blendon

/s/ Beth L. Bronner	Director
Beth L. Bronner

/s/ Howard L. Carver	Director
Howard L. Carver

/s/ Allen R. Freedman	Director
Allen R. Freedman

/s/ H. Carroll Mackin	Director
H. Carroll Mackin

/s/ Michele Coleman Mayes	Director
Michele Coleman Mayes

/s/ Gilbert Mittler	Director
Gilbert Mittler